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                                                                    EXHIBIT 99.2

                         ARTICULENT ONE-TIME BONUS PLAN

         1. Purpose. The purpose of the Articulent One-Time Bonus Plan is to provide incentive compensation to the Participants to achieve targeted financial performance during the Calculation Period.

         2. Definitions. As used herein, the following terms have the following meanings.

                  "Achievement Percentage" shall mean the sum of the Revenue Percentage and Operating Income Percentage.

                  "Adjusted Operating Income" means the following during the Calculation Period: (i) the income (but not loss) from operations of the Company (revenues, less cost of revenues, compensation expense and general and administrative costs) calculated in accordance with GAAP (without including any operating income from any sale included in the CNT Operating Income Adjustment and excluding (i) Bonus payments made under this Plan and (ii) costs associated with the Company's human resources and information technology departments) plus
(ii) the CNT Operating Income Adjustment.

                  "Adjusted Revenue" means the following during the Calculation
Period: (i) revenue recognized by the Company for sales of products net of related costs of goods sold, and revenue from professional and managed services, all calculated in accordance with GAAP (without including any revenue from any sale included in the CNT Revenue Adjustment) plus (ii) the CNT Revenue Adjustment.

                  "Board" means the Board of Directors of the Company.

                  "Bonus" means the payment to the Participants in accordance with the terms of this Plan.

                  "CNT" means Computer Network Technology Corporation, a Minnesota corporation.

                  "CNT Operating Income Adjustment" means an amount equal to 12% of CNT Product Revenue during the Calculation Period.

                  "CNT Product Revenue" means the sales price recognized as revenue by CNT for any product of CNT sold by the Company during the Calculation Period in accordance with generally accepted accounting principles, but only so long as CNT has specifically approved such sale in writing by the Company prior to the time the purchase order from the customer is received.

                  "CNT Revenue Adjustment" means an amount equal to 50% of the CNT Product Revenue during the Calculation Period.

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                  "Company" means Articulent Inc.

                  "Calculation Period" means the period from May 1, 2001 through April 30, 2002.

                  "Distribution Date" means a date subsequent to the end of the Calculation Period and before June 30, 2002, when the Company has calculated the amount of the Bonuses to be paid hereunder.

                  "Indemnity Claims" has the meaning set forth in Section 2(e).

                  "Operating Income Percentage" means the percentage obtained by
(i) dividing the Adjusted Operating Income by the Target Operating Income and
(ii) dividing the foregoing result by two; provided that if such result is less than 37.5%, the Operating Income Percentage shall be equal to zero (0), and if such result is greater than 50%, the Operating Income Percentage shall be equal to 50%. For purposes of example, the following table illustrates calculation of the Operating Income Percentage:

----------------------------------------------------------------------------------------------------------------------
Factor Obtained by Dividing Adjusted                         Operating Income Percentage
Operating Income by Target Operating Income
----------------------------------------------------------------------------------------------------------------------
105%                                                         50%
----------------------------------------------------------------------------------------------------------------------
100%                                                         50%
----------------------------------------------------------------------------------------------------------------------
90%                                                          45%
----------------------------------------------------------------------------------------------------------------------
80%                                                          40%
----------------------------------------------------------------------------------------------------------------------
75%                                                          37.5%
----------------------------------------------------------------------------------------------------------------------
74%                                                          0%
----------------------------------------------------------------------------------------------------------------------

         "Revenue Percentage" means the percentage obtained by (i) dividing the Adjusted Revenue by the Target Revenue and (ii) dividing the foregoing result by two (2); provided that if such result is less than 37.5%, the Revenue Percentage shall be equal to zero (0), and if such result is greater than 50%, the Revenue Percentage shall be equal to 50%. For purposes of example, the following table illustrates calculation of the Revenue Percentage:

----------------------------------------------------------------------------------------------------------------------
Factor Obtained by Dividing Adjusted                         Revenue Percentage
Revenue by Target Revenue
----------------------------------------------------------------------------------------------------------------------
105%                                                         50%
----------------------------------------------------------------------------------------------------------------------
100%                                                         50%
----------------------------------------------------------------------------------------------------------------------
90%                                                          45%
----------------------------------------------------------------------------------------------------------------------
80%                                                          40%
----------------------------------------------------------------------------------------------------------------------
75%                                                          37.5%
----------------------------------------------------------------------------------------------------------------------
74%                                                          0%
----------------------------------------------------------------------------------------------------------------------

         "Plan" means this Articulent One-Time Bonus Plan.

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                  "Participants" means only the individuals listed on Schedule A hereto. No other person, employee, officer, director or independent contractor of the Company or CNT, past, present or future, shall be a Participant. In the event any employee is not employed by the Company on April 30, 2002, such person shall no longer be a Participant and all rights under this Plan are forfeited upon termination (whether with or without cause).

                  "Participation Percentage" means the percentage set forth opposite each Participant's name on Schedule A hereto.

                  "Target Operating Income" shall mean Six Million Four Hundred Thousand Dollars ($6,400,000) for the Calculation Period.

                  "Target Revenue" shall mean Thirty Five Million Dollars ($35,000,000) for the Calculation Period.

         2. Calculation of Bonus.

                  (a) The amount of Bonus payable to each Participant, subject to the terms and conditions set forth herein, shall be equal to the product of
(i) the amount of Six Million Five Hundred Thousand Dollars ($6,500,000) less any Indemnity Claims multiplied by (ii) the decimal equivalent of the Achievement Percentage multiplied by (iii) the decimal equivalent of each Participant's Participation Percentage. All Bonuses paid to Participants shall be paid after deducting withholding required by law. In no circumstance shall the aggregate of all Bonuses payable hereunder be greater than Six Million Five Hundred Thousand Dollars ($6,500,000). For the avoidance of doubt, it is recognized that One Hundred One Thousand Nine Hundred Seven Dollars ($101,907) of the Six Million Five Hundred Thousand Dollars ($6,500,000) Bonus pool will not be distributed to Participants and is reserved for the employer's share of payroll taxes.

                  (b) Limitation on Intercompany Charges. The aggregate amount of intercompany charges and overhead allocations that CNT may reflect in operating income of the Company, when calculating the Bonus shall not exceed Six Hundred Thousand Dollars ($600,000) during the Calculation Period. CNT shall be entitled to reflect charges up to that amount in accordance with whatever policies CNT may adopt in its sole discretion. Neither direct costs paid by CNT on behalf of the Company and charged to the Company nor cost allocations for the Company's employees' participation in CNT benefit plans shall be subject to the limitation in this sentence.

                  (c) No Other Payments. The Bonus shall be a one (1) time payment to Participants for operating results during the Calculation Period. No payment shall be due to Participants with respect to the revenue or operating income of the Company for any period before or after the Calculation Period.

                  (d) Rounding. All percentage calculations shall be rounded to the nearest one thousandth of one percent.

                  (e) Indemnity Claims. In the event CNT makes an indemnity claim (an "Indemnity Claim") against Ernest J. Parsons pursuant to the Purchase Agreement dated as of


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April 3, 2001 between CNT and Ernest J. Parsons, the Company may at its option elect to reduce amounts distributed hereunder by 65% of the aggregate amount of any such Indemnity Claim (to the extent CNT is limited to recovering 35% of such indemnity claim from Ernest J. Parsons, the other 65% may reduce distributions hereunder). No Participant shall have any right to contest an Indemnity Claim or participate in any litigation or arbitration with respect to such Indemnity Claim. Each Participant shall be bound by any negotiated resolution of such Indemnity Claim between Ernest J. Parsons and CNT, or any final, binding and non-appealable arbitration award or court judgment with respect thereto; provided that Ernest J. Parsons bears not less than 35% of such negotiated resolution. Ernest J. Parsons, CNT and the Company shall not be liable to any Participant as a result of any Indemnity Claim or resolution thereof, and any Participant shall hold CNT, the Company and Ernest J. Parsons harmless from any action taken by such Participant contrary to this Section. If an Indemnity Claim is finally resolved after the Distribution Date for an amount less than the original Indemnity Claim, the Company shall make an additional distribution to the Participants promptly following such final resolution.

                  (f) Certain Participants. The Participation Percentage for Ernest J. Parsons is set forth on Schedule A hereto is initially zero (0). Such Participation Percentage shall be increased by the aggregate Participation Percentage of the Participants which are no longer employed by the Company on April 30, 2002.

                  (g) Payment. Bonuses shall be paid on the Distribution Date.

         3. Plan Administration.

                  (a) General. The Board shall administer this Plan. The Board's interpretation of this Plan shall be final and binding on all persons. The Board shall have the power to establish rules to administer this Plan and to change such rules.

                  (b) Indemnification. To the full extent permitted by law, (a) no member of the Board shall be liable for any action or determination taken or made in good faith with respect to this Plan and (b) the members of the Board shall be entitled to indemnification by the Company with regard to such actions and determinations.


         4. Effective Date. This Plan shall become effective as of April 3, 2001, the effective date of adoption of this Plan by the Board.


         5. Duration of this Plan. This Plan shall remain in effect until all Bonuses have been paid. In the event no Bonus is due for the Calculation Period, this Plan shall automatically terminate on June 30, 2002.


         6. Right to Terminate Employment. Nothing in this Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of any Participant with or without cause.

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         7. Tax Withholding. The Company may withhold from any payment under this Plan to a Participant an amount sufficient to cover any required withholding taxes.

         8. Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets to pay Bonuses under this Plan.

         9. Other Benefit and Compensation Programs. Bonuses received by a Participant under the Plan shall not be deemed a part of such Participant's regular, recurring compensation for purposes of any termination, indemnity, or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by the Company or an affiliate, unless expressly so provided by such other plan, contract, or arrangement or the Board determines that a Bonus should be included to reflect competitive compensation practices.

         10. Mergers and Acquisitions; Buyer Funding. In the event the Company acquires another entity or is acquired by another entity, no revenues or operating income from such other entity shall be included in Adjusted Operating Income or Adjusted Revenue. In such event, the Board shall adopt such amendments to this Plan to reflect the foregoing. Nothing in this Plan shall be construed as an obligation of CNT to provide funding to the Company.

         11. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.




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